CSFB 04-8

Group 14

Pay rules

1.

Pay the NAS Priority Amount to the 14N1

2.

Pay, pro-rata, to the 14S1 and the 14S2 until retired.

3.

Concurrently:

a.

58.3333333333333% as follows:

i.

Pay pro-rata to the 4A5 and 4A8 until retired.

ii.

Pay to the 4A6 and 4A7, in that order until retired.

b.

41.6666666666667% Pay to the 14S3 until retired.

4.

Pay to the 14N1 until retired.

Notes

Pxing Speed =  100 PPC (6CPR to 18CPR in 12months, remaining at 18CPR thereafter)

Nas Bonds – =14N1 standard Nas bond, 60 mos of hard lockout.

o

**Apply shift to both sched prin and prepay prin

o

Nas Priority Amount = (Nas% x Shift%) x (sched + prepays)

o

Shift % = Standard Shift Schedule

o

Nas % = (14N1 balance) / (Group 14 Non PO Balance)

Settlement = 11/30